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                                EXHIBIT (99)(A)
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PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN

                                 JUNE 17, 1997

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN

    The undersigned stockholder of American Federal Savings & Loan Association of Sullivan, a Federal savings and loan association ("AFSL"), hereby appoints Rita J. Heady and Joseph Withington, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of AFSL which the undersigned is entitled to vote at the Special Meeting of Shareholders of AFSL (the "Special Meeting") to be held at the Odd Fellows Community Center located at 77 Hughes Ford Road, Sullivan, Missouri on June 17, 1997, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

    Proposal to approve an Agreement and Plan of Merger, dated December 6, 1996, as amended on February 13, 1997 and on May 7, 1997, by and among AFSL, Mid-Missouri Holding Company, Inc., a Missouri corporation ("Mid-Mo"), and Bank of Sullivan, a Missouri bank, providing for Mid-Mo's acquisition of AFSL by means of the merger of AFSL with and into Bank of Sullivan, and in connection therewith a proposal to repeal Section 8.A of the Federal Stock Charter of AFSL which prohibits direct and indirect offers to acquire, and acquisitions of, more than ten percent (10%) of any class of any equity security of AFSL.

              [_] FOR            [_] AGAINST            [_] ABSTAIN

    Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger and, in connection therewith, the Charter Amendment.

              [_] FOR            [_] AGAINST            [_] ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _________________, 1997.     SIGN HERE:
                                   _____________________________________________

                                   _____________________________________________
                                   Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.